SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)........ January 30, 1998

                          CHINA FOOD & BEVERAGE COMPANY
             (Exact name of registrant as specified in its charter)

            NEVADA                   0-11734                     87-0548148
(State or other jurisdiction of    (Commission                (I.R.S. Employer
 incorporation or organization)      File No.)               Identification No.)

                82-66 Austin Street, Kew Gardens, New York 11415
              (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (718) 847-1531

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      ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On January 30, 1998, the Company entered into an agreement pursuant to which it acquired 100% of Victoria Beverage Company Limited ("Victoria"). Victoria owns a 60% interest in the Sui Ning Beer Factory located in Szechuan Province, Peoples Republic of China.

      The purchase price was a $15,000,000 debenture issued in favor of the shareholders of Victoria payable interest only at 6.25% per annum semi-annually commencing 18 months from the date of the agreement and the principal payable 5 years from such date. The debenture is convertible 18 months from date of agreement at $5.00 per share of the Company's common stock.

      If the debenture is converted into the Company's common stock, Victoria's former shareholders will become the Company's largest shareholder and be capable of determining the Company's future business and policy.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 11, 1998

                                             CHINA FOOD & BEVERAGE COMPANY
                                             (Registrant)

                                             By: /s/ James Tilton
                                                -------------------------------
                                                 James Tilton, President